UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2015

COLT DEFENSE LLC

COLT FINANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

32-0031950
333-171547	27-1237687
(Registration Number)	(IRS Employer Identification No.)

547 New Park Avenue, West Hartford, CT	06110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 232-4489

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On April 14, 2015, Colt Defense LLC (“Colt”) began entering into indemnification agreements (the “Indemnification Agreements”) with each of the members of its Governing Board (the “Board”) and executive officers.  These agreements memorialize the terms under which, as required under Colt’s governing documents and consistent with common practice among companies with publicly traded securities, Colt will indemnify the Board member or the executive officer to the fullest extent permitted by law from and against all claims that may accrue to or be incurred by the Board member or the executive officer, or in which the Board member or the executive officer may become involved or may be threatened, relating to or arising out the business and affairs of Colt or any subsidiary of Colt and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.  These agreements also include the agreement of the Board member or executive officer to repay any amounts advanced by Colt to the extent it is ultimately determined by a final and non-appealable judgment entered by a court of competent jurisdiction that the Board member or the executive officer was not entitled to indemnification under Colt’s governing documents and the Indemnification Agreements.

In addition, Colt may enter into these Indemnification Agreements with future Board members or executive officers.

This description of the Indemnification Agreements is not complete and is qualified in its entirety by reference to the form thereof, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 7.01 Regulation FD Disclosure.

On April 14, 2015, Colt issued a press release announcing that it is launching a restructuring transaction, consisting of an exchange offer (the “Exchange Offer”) and consent solicitation of the 8.75% Senior Notes due 2017 of Colt and Colt Finance Corp. (“Colt Finance”) and a solicitation of acceptances to a prepackaged plan of reorganization  in the event that the conditions to the Exchange Offer are not satisfied and such conditions are not waived by Colt or if we for any reason determine that it would be more advantageous or expeditious to consummate a prepackaged plan of reorganization.  A copy of the press release is furnished with this Current Report as Exhibit 99.1 and the press release is incorporated herein by reference in its entirety.

In connection with the restructuring transaction, Colt filed a Form T-3 with the Securities and Exchange Commission that attached the Offer to Exchange and Disclosure Statement as an exhibit.  Additional information regarding Colt is included in the Form T-3 and the Offer to Exchange and Disclosure Statement attached as an exhibit to the Form T-3.

The information in this Item 7.01 on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933, as amended.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy securities of Colt or Colt Finance (the “Securities”), nor shall there be any offer, solicitation or sale of the Securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

ITEM 8.01 Other Events.

Colt amended and restated its limited liability company agreement on April 9, 2015.  The agreement is attached to this Form 8-K as Exhibit 3.1.

ITEM 9.01 Exhibits.

EXHIBIT NO.	DESCRIPTION

3.1	Amended and Restated Limited Liability Company Agreement of Colt Defense LLC, dated April 9, 2015.

10.1	Form of Indemnification Agreement.

99.1	Press Release of Colt Defense LLC, dated April 14, 2015, regarding launching of restructuring transaction.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLT DEFENSE LLC

	By:	/s/ Scott Flaherty
Date: April 15, 2015	Name:	Scott Flaherty
	Title :	Senior Vice President and Chief Financial Officer